EXHIBIT INDEX

(h)(7) Transfer Agency Agreement dated May 1, 2003, between the Registrant and American Express Client Service Corporation.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement dated January 8, 2003.

(q)(3) Trustees Power of Attorney to sign Amendments to this Registration Statement, dated January 8, 2003.

(q)(5) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated September 17, 2002.

(q)(6) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated September 18, 2002.